                              AMENDED AND RESTATED

                                 MILL AGREEMENT

                                     Between

                             NEW WORLD PASTA COMPANY

                                       and

                             MILLER MILLING COMPANY







                                 March 10, 2000


                              (Fresno, California)

                                TABLE OF CONTENTS


1.    Definitions.............................................................2
      1.1      Blended Products...............................................2
      1.2      Buhler Contract................................................2
      1.3      Contract Goods.................................................2
      1.4      Contract Year..................................................2
      1.5      Delivery Period................................................2
      1.6      Durum Products.................................................2
      1.7      NWP Plant......................................................2
      1.8      Mill Capacity..................................................2
      1.9      Mill Property..................................................2
      1.10     Mill Reconfiguration...........................................3
      1.11     Minimum Quantity...............................................3
      1.12     Non-Durum Products.............................................3
      1.13     Plant Property.................................................3
      1.14     Producer Price Index or PPI....................................3
      1.15     Third Party Contract...........................................3
      1.16     Actual Freight Cost............................................3

2.    Purchase And Sale of Durum Products.....................................3
      2.1      Minimum Quantity...............................................3
      2.2      Quantity and Quality Requirements of Individual Purchases......4
      2.3      Price and Payment..............................................4
      2.4      Enrichment....................................................10
      2.5      Notice of Requirements........................................10
      2.6      Shipment......................................................11
      2.7      Purchase and Manufacturing Records............................11

3.    Term...................................................................12

4.    Termination............................................................12
      4.1      Breach of Obligations.........................................12
      4.2      Bankruptcy....................................................12

5.    Liquidated Damages in The Event of Force Majeure.......................12
      5.1      Liquidated Damages............................................12
      5.2      Force Majeure.................................................13

6.    Inspection Rights of NWP...............................................13

7.    Transportation.........................................................13

8.    Storage................................................................14

8a.   Wheat Storage..........................................................14

9.    Governing Law..........................................................14

10.   Right of First Refusal.................................................14

11.   Notices................................................................15

12.   Terms of Sale..........................................................16

13.   Breach of Agreement....................................................16

14.   Confidentiality........................................................16

15.   Arbitration............................................................16

16.   Binding Effect.........................................................17

17.   Severability...........................................................17

18.   Counterparts...........................................................17

19.   Costs of Mill Reconfiguration..........................................17

20.   Title to Equipment and Fixtures........................................18

21.   Integration............................................................18


List of Exhibits
----------------

Exhibit A         -        Specifications
Exhibit B         -        Example Calculations for Section 2.3
Exhibit C         -        Legal Description for Mill Property
Exhibit D         -        Legal Description for Plant Property

         THIS AMENDED AND RESTATED MILL AGREEMENT ("Agreement") is made and entered into effective as of the 10th day of March, 2000, by and between MILLER MILLING COMPANY, a Minnesota corporation ("Miller"), and NEW WORLD PASTA COMPANY, a Delaware corporation ("NWP").

                                    RECITALS
                                    --------

         WHEREAS, Miller has constructed and is operating a flour mill located in Fresno, California (the "Mill"), for processing wheat and producing semolina and various wheat flours;
         WHEREAS, NWP is engaged in the manufacture of a variety of pasta and other products at a plant located in Fresno, California (the "Plant");
         WHEREAS, Miller, prior to constructing the Mill, secured a commitment from the Hershey Pasta & Grocery Group ("Hershey"), the prior owner of the Plant, to purchase a large volume of the durum wheat flours that will be produced at the Mill, pursuant to an Agreement between Hershey and Miller dated September 17, 1990, which was amended by an Amendment to Agreement dated September 2, 1992, a letter amendment dated as of August 18, 1994, a letter amendment dated as of April 9, 1997, an Amended and Restated Mill Agreement dated March 1, 1998, and a First Amendment to Amended and Restated Mill Agreement dated January 28, 1999 (as amended, the "Existing Mill Agreement");
         WHEREAS, NWP purchased the Plant from Hershey and NWP now purchases substantial quantities of durum wheat flours for use in conjunction with the operation of the Plant;
         WHEREAS, NWP is required to purchase a portion of its requirements for durum wheat flours for the Plant, and Miller is obligated to supply such requirements, pursuant to the Existing Mill Agreement;
         WHEREAS, NWP and Miller now desire to extend the term of the Existing Mill Agreement and to modify certain other provisions thereof on the terms and conditions hereinafter set forth.
         NOW, THEREFORE, in consideration of the above premises and the mutual covenants and agreements herein contained, it is agreed by and between the parties hereto as follows:

1.       Definitions.  For the purposes of this Agreement, the following
         -----------
definitions shall apply:
                  1.1  Blended Products. The term "Blended Products" shall mean
                       ----------------
any flour comprised of no less than [Confidential Treatment Requested by New World Pasta].
                  1.2  Buhler Contract. The term "Buhler Contract" means the
                       ---------------
Contract dated January 20, 2000, between Miller and Buhler for certain modifications to Miller's "A Mill" in Fresno which are designed to produce the Contract Goods in accordance with NWP's request.
                  1.3  Contract Goods. The term "Contract Goods" shall mean
                       --------------
collectively Durum Products, Non-Durum Products, and Blended Products used by NWP to manufacture pasta and noodles.
                  1.4  Contract Year. The term "Contract Year" shall mean a
                       -------------
period of twelve (12) consecutive months commencing each year on the date, or anniversary of the date, on which the term of this Agreement shall commence pursuant to Section 3 of this Agreement.
                  1.5  Delivery Period. The term "Delivery Period" shall mean
                       ---------------
any period during which Contract Goods purchased by NWP pursuant to a contract with a third party are to be delivered.
                  1.6  Durum Products. The term "Durum Products" shall mean no
                       --------------
less than [Confidential Treatment Requested by New World Pasta].
                  1.7  NWP Plant. The terms "NWP Plant" or the term the "Plant"
                       ---------
shall mean NWP's plant located in Fresno, California.
                  1.8  Mill Capacity. The term "Mill Capacity" shall mean the
                       -------------
quantity of Contract Goods which the Mill shall be capable of producing, [Confidential Treatment Requested by New World Pasta].
                  1.9  Mill Property. The term "Mill Property" means the real
                       -------------
property in Fresno, California, which is legally described on Exhibit C attached hereto on which the Mill is located together with perpetual nonexclusive easement rights for the purposes of utilities and railroad trackage to serve the Mill Property over the North Easement Parcel and the South Easement Parcel as described on Exhibit C attached hereto, which real property is owned by Miller Milling Company Limited Partnership, a Minnesota limited partnership.
                  1.10 Mill Reconfiguration. The term "Mill Reconfiguration"
                       --------------------
shall mean the modifications to Miller's A Mill in Fresno which are designed to produce the Contract Goods in accordance with NWP's request. Such modifications are more particularly described in the Buhler Contract.

                  1.11 Minimum Quantity. The term "Minimum Quantity" shall have
                       ----------------
the meaning set forth in Section 2.1 below.

                  1.12 Non-Durum Products. The term "Non-Durum Products" shall
                       ------------------
mean any flour products made in whole from wheat other than durum wheat.

                  1.13 Plant Property. The term "Plant Property" means the real
                       ---------------
property in Fresno, California in which the Plant is located and which is owned by NWP and is legally described on Exhibit D attached hereto.

                  1.14 Producer Price Index or PPI. "Producer Price Index" or
                       ---------------------------
"PPI" means the Producer Price Index for Total Manufacturing Industries as published by the Bureau of Labor and Statistics for the United States Department of Labor.

                  1.15 Third Party Contract. The term "Third Party Contract"
                       --------------------
shall mean any contract with a third party for any Contract Goods.

                  1.16 Actual Freight Cost. The term "Actual Freight Cost" shall
                       -------------------
have the meaning set forth in Section 2.3.

2.       Purchase And Sale of Durum Products.
         -----------------------------------

         2.1 Minimum Quantity. During each Contract Year and subject to the
             ----------------
further terms of this contract, NWP agrees to purchase from Miller and Miller agrees to sell to NWP and supply from the Mill:

                      An amount equal to, or greater than [Confidential Treatment Requested by New World Pasta] in the aggregate, [Confidential Treatment Requested by New World Pasta] shall require [Confidential Treatment Requested by New World Pasta].

         2.2 Quantity and Quality Requirements of Individual Purchases. NWP
             ---------------------------------------------------------
agrees that during the course of the Contract Year it shall purchase such quantities of Contract Goods, in the aggregate, from Miller such that by the end of a Contract Year, NWP shall have purchased at least [Confidential Treatment
                                                      -----------------------
Requested by New World Pasta] of its aggregate purchases of goods for use in the
----------------------------
Plant, which are the equivalent of Contract Goods, from Miller.

         NWP may order, at its discretion, any amount of the specific type of Contract Goods, subject only to the aforestated aggregate purchase requirement. Miller shall sell and deliver, in accordance with the instructions of NWP and the terms of this Agreement, the specific Contract Goods which are ordered by NWP. Such Contract Goods shall be of a quality in accordance with the specifications as set forth in Exhibit A. The specifications set forth on Exhibit A may be changed if mutually agreed upon by the parties.

         In no event, however, shall Miller be required to sell to NWP Contract Goods in excess of the Mill Capacity pursuant to the terms of this Agreement.

         2.3 Price and Payment. It is intended by both parties that NWP shall
             -----------------
buy the Contract Goods from Miller, and Miller shall sell and deliver the Contract Goods to NWP, F.O.B. [Confidential Treatment Requested by New World Pasta] at a price equal to the Actual Contract Price (as defined below).

                  [Confidential Treatment Requested by New World Pasta] shall be determined by multiplying the [Confidential Treatment Requested by New World Pasta], as agreed upon by the parties, times [Confidential Treatment Requested by New World Pasta].

                  Actual [Confidential Treatment Requested by New World Pasta] shall be determined by multiplying the [Confidential Treatment Requested by New World Pasta], as agreed upon by the parties, times [Confidential Treatment Requested by New World Pasta].

                   (b) During the [Confidential Treatment Requested by New World Pasta] month period beginning on the date on which the final implementation of the Mill Reconfiguration is achieved, the price of Contract Goods shall be computed in accordance with the formula set forth in Section 2.3(a). However, Miller agrees that it will provide NWP with a discount/cwt from the price of Contract Goods. Such per cwt discount shall be computed as [Confidential Treatment Requested by New World Pasta]. Such per cwt discount shall be applied on a contract by contract basis at the end of each month based upon [Confidential Treatment Requested by New World Pasta] for such month.

                  From and after the date which is [Confidential Treatment Requested by New World Pasta] after the date on which final implementation of the Mill Reconfiguration is achieved, the purchase price for the Contract Goods manufactured by Miller for NWP shall be determined in accordance with the calculations below considering [Confidential Treatment Requested by New World Pasta]; it being the intent of Miller and NWP that [Confidential Treatment Requested by New World Pasta].

                  (c) Actual Contract Price per hundred weight for Contract Goods originating [Confidential Treatment Requested by New World Pasta] shall be determined by multiplying [Confidential Treatment Requested by New World Pasta], as agreed upon by the parties in accordance with one of the following formulas, as applicable based upon [Confidential Treatment Requested by New World Pasta]:


                  [Confidential Treatment Requested by New World Pasta]


                  Actual Contract Price per hundred weight for Contract Goods originating [Confidential Treatment Requested by New World Pasta] shall be determined by multiplying the [Confidential Treatment Requested by New World Pasta], as agreed upon by the parties in accordance with one of the following formulas, as applicable based upon [Confidential Treatment Requested by New World Pasta]:


                  [Confidential Treatment Requested by New World Pasta]


                  Notwithstanding anything herein to the contrary, it is agreed that [Confidential Treatment Requested by New World Pasta]; and whichever [Confidential Treatment Requested by New World Pasta], shall be known as the [Confidential Treatment Requested by New World Pasta.]

                           Effective September 1, 1998, Miller will offer NWP
                  the following volume incentive discount off the agreed upon purchase prices specified above for Contract Goods purchased from the Mill:

                           Purchases Quantity           Discount
                           ------------------           --------
                  [Confidential Treatment Requested by New World Pasta]


                  Notwithstanding the foregoing, the pricing formula used in calculating the purchase price for Contract Goods shall be adjusted on [Confidential Treatment Requested by New World Pasta], as defined below, to [Confidential Treatment Requested by New World Pasta] in accordance with the following formulas:

Formula for adjustment as of [Confidential Treatment Requested by New World Pasta] [Confidential Treatment Requested by New World Pasta]

Formula for annual adjustments for periods subsequent to [Confidential Treatment Requested by New World Pasta]:
[Confidential Treatment Requested by New World Pasta]

                  The initial adjustment shall be calculated using the month of [Confidential Treatment Requested by New World Pasta] as the Base Month PPI for the adjustment which takes effect on [Confidential Treatment Requested by New World Pasta], and the adjustment for each [Confidential Treatment Requested by New World Pasta] adjustment date thereafter shall be calculated by using [Confidential Treatment Requested by New World Pasta] which shall be the month of [Confidential Treatment Requested by New World Pasta] ending immediately prior to the last adjustment date [Confidential Treatment Requested by New World Pasta]. The Base Year Processing Margin for the adjustment which takes effect on [Confidential Treatment Requested by New World Pasta] shall be the processing margin for [Confidential Treatment Requested by New World Pasta] and the Base Year Processing Margin for each [Confidential Treatment Requested by New World Pasta] thereafter shall be the [Confidential Treatment Requested by New World Pasta]. The calculation of these adjustments shall be made in accordance with the following:

                  For purposes of making the initial adjustment to the price of Contract Goods, which takes effect on [Confidential Treatment Requested by New World Pasta], the [Confidential Treatment Requested by New World Pasta] will be utilized in order to calculate the [Confidential Treatment Requested by New World Pasta] or [Confidential Treatment Requested by New World Pasta]. In addition, the pricing formula determined according to Section 2.3(c) that corresponds with such [Confidential Treatment Requested by New World Pasta] will be utilized to calculate the[Confidential Treatment Requested by New World Pasta].
                  For purposes of making the [Confidential Treatment Requested by New World Pasta], which takes effect on [Confidential Treatment Requested by New World Pasta], and the annual adjustments that take place thereafter, the [Confidential Treatment Requested by New World Pasta].

                  For purposes of determining the [Confidential Treatment Requested by New World Pasta]. It is the intent of the parties that each of these costs be expressed as [Confidential Treatment Requested by New World Pasta] derived by dividing the [Confidential Treatment Requested by New World Pasta] by the [Confidential Treatment Requested by New World Pasta], whether sold to NWP or not, however the denominator shall not include the [Confidential Treatment Requested by New World Pasta]. Miller shall use reasonable commercial efforts to minimize Specific Costs increases.

                  For purposes of determining the Processing Margin, the [Confidential Treatment Requested by New World Pasta] shall be determined by dividing the total initial cost of the Mill by an [Confidential Treatment Requested by New World Pasta] (straight line depreciation and amortization). During years [Confidential Treatment Requested by New World Pasta] of the asset life [Confidential Treatment Requested by New World Pasta]. During years [Confidential Treatment Requested by New World Pasta] of the asset life, the straight line depreciation and amortization is reduced by [Confidential Treatment Requested by New World Pasta] to arrive at an adjusted depreciation and amortization for that year, [Confidential Treatment Requested by New World Pasta]. For year [Confidential Treatment Requested by New World Pasta] the depreciation and amortization expenses are

[Confidential Treatment Requested by New World Pasta]. The depreciation and amortization expenses will be computed as a cost per hundred weight using [Confidential Treatment Requested by New World Pasta].

                  The Processing Margin is the remainder determined by taking [Confidential Treatment Requested by New World Pasta].

                  Notwithstanding the above, the pricing formula shall not be adjusted to an extent that would cause the price for Contract Goods to exceed [Confidential Treatment Requested by New World Pasta], or that would otherwise put NWP at [Confidential Treatment Requested by New World Pasta]. For purposes of this Agreement, [Confidential Treatment Requested by New World Pasta]. For purposes of interpretation, [Confidential Treatment Requested by New World Pasta] and [Confidential Treatment Requested by New World Pasta] shall not be construed to require an [Confidential Treatment Requested by New World Pasta], but shall require an [Confidential Treatment Requested by New World Pasta]. In the event that the adjustment of the price for Contract Goods is restricted in this manner, Miller shall have [Confidential Treatment Requested by New World Pasta], or it may [Confidential Treatment Requested by New World Pasta], in which case NWP shall be [Confidential Treatment Requested by New World Pasta]. Such option must be exercised or declined by Miller promptly and in a timely fashion.

                  An example of how the pricing formula used in determining the purchase price for Contract Goods would be adjusted (based upon certain assumptions about hundred weight production volume, Specific Costs, depreciation and amortization, mill extraction rates and wheat costs) is set forth on the Exhibit B attached hereto.

                  In the event that price adjustments are [Confidential Treatment Requested by New World Pasta] pursuant to this Section due to [Confidential Treatment Requested by New World Pasta], and Miller elects [Confidential Treatment Requested by New World Pasta], it is understood and acknowledged that NWP may [Confidential Treatment Requested by New World Pasta]. However, if NWP establishes a [Confidential Treatment Requested by New World Pasta], then Miller shall be [Confidential Treatment Requested by New World Pasta]. For purposes of this Agreement, a [Confidential Treatment Requested by New

World Pasta] shall be deemed to mean [Confidential Treatment Requested by New World Pasta].

         2.4 Enrichment. In the event NWP is purchasing any Third Party Contract
             ----------
goods similar to Contract Goods and such similar goods are enriched as per NWP's specifications, then Miller shall also enrich the Contract Goods purchased by NWP, per NWP's specifications, for the same price, terms and conditions as stated in such Third Party Contract; provided, however, that in the event said Third Party Contract does not provide for enrichment, then Miller will, at NWP's request, enrich said Contract Goods and the cost, to be negotiated by both parties, shall be paid by NWP to Miller as an additional cost and expense of NWP.

         2.5 Notice of Requirements. On or before the [Confidential Treatment
             ----------------------
Requested by New World Pasta] day of each month, NWP shall use reasonable efforts to give a delivery schedule to Miller, in writing or by telephone, forecasting the type and quantity of Contract Goods which NWP shall require at the Plant during the following month. The quantity of Contract Goods which NWP may order to be delivered to NWP during any given week shall not, without the prior written consent of Miller, exceed an amount equal to the production capacity of the Mill for such week. The parties recognize that sales of pasta products in which the Contract Goods will be utilized are seasonal in nature. Therefore, NWP cannot plan or predict with certainty its need for Contract Goods. NWP agrees it shall use reasonable, good faith efforts to provide Miller with a forecast of NWP's intended purchases of Contract Goods within [Confidential Treatment Requested by New World Pasta] of expected delivery. [Confidential Treatment Requested by New World Pasta].

         2.6 Shipment. Delivery of Contract Goods to NWP shall be made at such
             --------
times as shall be ordered by NWP, provided, however, that Miller, shall not be required to ship Contract Goods on Saturdays, Sundays, or any other day the Mill is closed by reason of a legal or union- bargained holiday unless special prearrangements have been made.

         Miller shall deliver Contract Goods F.O.B. [Confidential Treatment Requested by New World Pasta] in accordance with orders placed by NWP. Delay in delivery resulting from the unavailability of the agreed upon mode of transportation from the Mill to NWP's plant shall not constitute breach of this Agreement and shall not give rise to a claim by NWP for damages, unless otherwise set forth in the delivery terms or transportation arrangements, if (a) such delay does not exceed [Confidential Treatment Requested by New World Pasta], (b) such unavailability is not the fault of Miller (which may include a one (1) week period each year at which time the Mill's operations shall cease for fumigation, maintenance, and repairs, for which Miller shall provide [Confidential Treatment Requested by New World Pasta] advance notice to NWP), and (c) Miller has used reasonable efforts to provide a reasonable substitute mode of transportation.

         2.7      Purchase and Manufacturing Records.
                  ----------------------------------
                  (a) Miller shall keep complete, true and accurate records and accounts with respect to all matters and inputs affecting the price of Contract Goods, including but not limited to, records with respect to purchasing and transporting of flour, such records to be kept in accordance with generally accepted accounting principles applied on a consistent basis from year to year. NWP or its representatives shall have the right to audit such records and accounts after reasonable prior notice to Miller, and Miller shall provide NWP with monthly statements of such matters in such form as shall be reasonably requested by NWP.

                  (b) Miller shall also keep complete, true and accurate records with respect to manufacturing practices, quality assurance measures, analytical procedures and data and inspection reports. Miller shall allow NWP access to such records upon NWP's request insofar as they deal with the Contract Goods.

3.       Term. The term of this Agreement shall be a period commencing with the
         ----
first day of the month following that in which such production of Contract Goods commenced and shall expire on [Confidential Treatment Requested by New World Pasta].

4.       Termination.
         -----------

         4.1 Breach of Obligations. Failure of Miller to comply with any of the
             ---------------------
obligations or conditions herein contained, including, but not limited to late delivery or failure to meet product specifications, shall be a default and shall entitle NWP to give Miller written notice to cure such default. If any such default is not cured [Confidential Treatment Requested by New World Pasta] after receipt of such written notice, NWP shall be entitled to terminate this Agreement by giving written notice to take effect immediately.

         4.2 Bankruptcy. If either party shall file a voluntary petition in
             ----------
bankruptcy, be declared bankrupt, make an assignment for the benefit of creditors or suffer the appointment of a receiver or a trustee of its assets, that party shall be in breach of this Agreement and the other party shall have the right to terminate this Agreement by giving written notice to take effect immediately.

5.       Liquidated Damages in The Event of Force Majeure.
         ------------------------------------------------

         5.1 Liquidated Damages. In the event that Miller shall become unable to
             ------------------
supply NWP with its requirements in accordance with Section 2 of this Agreement, or to perform any particular contract between Miller and NWP, for the sale of any particular quantity or type of Contract Goods for any reason beyond the control of Miller, unless covered by Section 5.2, Miller shall either purchase sufficient quantities and quality of comparable Contract Goods on the open market to fulfill the orders of NWP or notify NWP that Miller is unable to make the necessary purchases to enable NWP to effect its own cover for such orders from other suppliers and Miller shall pay, as liquidated damages and not as a penalty, to NWP the difference between the cost of cover for any Contract Goods which Miller failed to so deliver and the Actual Contract Price thereof. Such payment shall be made within 30 days after NWP shall have paid for such cover and apprised Miller of the cost of such cover. Miller and NWP acknowledge that the terms of this Section 5.1 which provide for liquidated damages are not intended to apply to those force majeure circumstances described in Section 5.2 below.

                  5.1.1. For purposes of Section 5.1, the Actual Contract Price of a particular quantity of any Contract Goods ordered by NWP which Miller failed to deliver shall equal the price fixed for such Contract Goods in accordance with Section 2.3, as applicable considering the timing of final implementation of the Mill Reconfiguration, at the time such order was placed.

         5.2 Force Majeure. Miller and NWP shall be excused from performance of
             -------------
the purchase and supply provisions of this Agreement by reason of circumstances beyond their control, including, but not limited to, acts of God, disaster, fire, floods, the elements, lockouts, strikes, embargoes, governmental acts, wars (declared or undeclared) and riots. The party experiencing such force majeure shall provide prompt notice to the other party and its performance shall be excused during the existence of such force majeure. The party experiencing such force majeure shall use its best efforts to remove, rectify or correct such force majeure and if the force majeure extends for longer than eighteen (18) months, the other party shall have the option of terminating this Agreement upon written notice. If the force majeure prevents Miller from supplying Contract Goods to the Plant as set forth in this Agreement, then after nine (9) months of such force majeure, and during the continuance of such force majeure, Miller agrees to reimburse NWP for the difference in cost to NWP of Contract Goods required to be purchased by NWP for operation of the Plant and the cost of such Contract Goods as calculated under subsection 2.3.

6.  Inspection Rights of NWP. During the term of this Agreement, NWP is hereby
    ------------------------
granted the rights to examine, at any time that the Mill is open, the Mill and the raw materials used to manufacture Contract Goods.

7.  Transportation. Miller will deliver Contract Goods to the Plant by truck
    --------------
which carrier shall meet the reasonable approval of NWP. Should NWP request deliveries by a mode other than truck, then NWP will reimburse Miller for the actual additional cost incurred by Miller because of the increase in transportation costs.

8.  Storage. NWP has, at [Confidential Treatment Requested by New World Pasta],
    -------
constructed storage at the NWP plant sufficient to hold [Confidential Treatment Requested by New World Pasta] of Contract Goods, single identity at a time. NWP agrees to use this capacity only for Miller produced products. The form and method of such construction was agreed to by and between Miller and NWP. At the termination or the expiration of this Agreement, NWP shall own, at no cost, the storage facility free and clear of any liens, claims or encumbrances.

8a. Wheat Storage. Miller has constructed and will make available to NWP
    -------------
additional storage at the Mill sufficient to hold an additional [Confidential Treatment Requested by New World Pasta] of wheat (in addition to the current storage capacity of [Confidential Treatment Requested by New World Pasta]). NWP will pay Miller for the use of this additional storage (for each bushel NWP stores in excess of [Confidential Treatment Requested by New World Pasta]) a per bushel amount as follows:

          Year           [Confidential Treatment Requested by New World Pasta]
          Year           [Confidential Treatment Requested by New World Pasta]
          Year           [Confidential Treatment Requested by New World Pasta]
          Year           [Confidential Treatment Requested by New World Pasta]
          Year           [Confidential Treatment Requested by New World Pasta]
          Year           [Confidential Treatment Requested by New World Pasta]
          Year           [Confidential Treatment Requested by New World Pasta]
          Year   and beyond [Confidential Treatment Requested by New World
                            Pasta].

         NWP's right to use of the storage is always dependent on (i) the [Confidential Treatment Requested by New World Pasta], and (ii)[Confidential Treatment Requested by New World Pasta].

9.  Governing Law. The parties hereto acknowledge that this Agreement was made
    -------------
under, and shall be governed by, the laws of the State of California.

10. [Confidential Treatment Requested by New World Pasta]. For purposes of this
    -----------------------------------------------------
Section 10, [Confidential Treatment Requested by New World Pasta] means the [Confidential Treatment Requested by New World Pasta].

11. Notices. All notices under this Agreement shall be in writing and may be
    -------
delivered by hand or sent by mail, courier or facsimile. Notices by mail shall be sent by United States registered or certified mail, postage prepaid, return receipt requested, and shall be deemed delivered five (5) days after date of mailing. Notices sent by facsimile shall be deemed received on the day sent; provided that (i) the sender receives written confirmation that the facsimile has been sent, and (ii) the sender delivers a copy thereof to the other party by overnight courier. Notices by courier shall be deemed to have been received at the time of delivery or refusal of delivery as confirmed by the courier's records. Notices shall be sent to the parties at the addresses set forth below, or at such other addresses or persons as the party may from time to time designate by written notice to the other party:

         If to Miller:        Miller Milling Company
                              880 Grain Exchange Building
                              Minneapolis, Minnesota 55415
                              Attention: President

         With copy to:        Maslon Edelman Borman & Brand, LLP

                              3300 Norwest Center
                              Minneapolis, Minnesota 55402
                              Attention: Michael L. Snow, Esq.
                              and Edwin Chanin, Esq.


         If to NWP:           New World Pasta Company
                              85 Shannon Drive
                              Harrisburg, Pennsylvania 17112
                              Attention:    Chief Executive Officer

         With copy to:        New World Pasta Company
                              85 Shannon Drive
                              Harrisburg, Pennsylvania 17112
                              Attention: Vice President Finance/Chief Financial
                              Officer

12. Terms of Sale. Except as otherwise provided in this Agreement or in any
    -------------
particular contract for the purchase and delivery of any particular quantity of Contract Goods, all sales of Contract Goods shall be governed by the Uniform Commercial Code.

13. Breach of Agreement. In the event of any breach of this Agreement, the
    -------------------
non-breaching party may avail itself of any remedies afforded it by law.

14. Confidentiality. Both Miller and NWP hereby agree not to disclose, without
    ---------------
the other parties' consent, to any third party (except financial institutions or professional personnel such as lawyers, accountants, and the like who are employed by the party hereto or as may be required or advisable to comply with laws including, without limitation, state and federal securities laws) the specific provisions of this Agreement; provided, however, that either party shall, at the request of the other party, execute and deliver a Memorandum of this Agreement in recordable form for recordation against the Plant Property and the Mill Property to memorialize the purchase and supply obligations of the parties hereto, Miller's obligations under Section 10 and each of the parties' obligations under Section 16.

15. Arbitration. In the event the parties are unable to agree upon the pricing
    -----------
of any products hereunder, the amount due for any delivery, or the quality of any delivery they shall identify a third party who shall determine such amount, and whose determination shall be binding upon the parties hereto, and further provided that if Miller and NWP shall be unable to agree upon the identity of such third party, said determination shall be made by a board of arbitration in accordance with the rules and regulations of the American Arbitration Association, and held in

San Francisco or Los Angeles, California. The cost of said arbitration shall be divided between the parties so that the losing party shall pay to the prevailing party a portion of the cost of the prevailing party's attorneys' fees and costs which shall be equal to a percentage determined by dividing (i) the value of the award to the prevailing party by (ii) the amount of the prevailing party's claim in the arbitration. The decision of the arbitrators shall be final and binding and entitled to recognition and enforcement by the courts of the United States and by the courts of all states of the United States.

16. Binding Effect. This Agreement shall be binding upon and inure to the
    --------------
benefit of the parties hereto, their successors and assigns including, without limitation, any party that purchases or leases substantially all of the Plant assets or any transferee which acquires effective control or ownership of the Plant.

17. Severability. The determination that any portion or provision of this
    ------------
Agreement is invalid or unenforceable shall not affect the remaining portions or provisions hereof, unless such determination of invalidity relates to the essence or essential terms of this Agreement, in which event the entire Agreement shall become null and void.

18. Counterparts. This Agreement may be executed in two or more counterparts and
    ------------
all counterparts so executed shall for all purposes constitute one agreement, binding on all the parties hereto, notwithstanding that all parties shall not have executed the same counterpart.

19. Costs of Mill Reconfiguration. NWP shall pay, as and when due, all amounts
    -----------------------------
which are required to be paid to Buhler under the Buhler Contracts which have not been paid as of the date hereof and will not later than the date that is ten
(10) days after the date this Agreement is signed by both parties, pay to Miller any amounts Miller has paid to Buhler under the Buhler Contracts. In addition, NWP shall reimburse Miller or pay directly to any vendor or contractor all costs incurred by Miller which are not covered by the Buhler contracts which are necessary to secure permits, pay permit fees, acquire equipment, supplies and services from third parties in connection with the Mill Reconfiguration, provided that the maximum amount payable by NWP under this sentence shall not exceed [Confidential Treatment Requested by New World Pasta]. Miller will, at its expense, pay for the cost of Miller's personnel (including travel and lodging expenses) arising from Miller's management of the construction and installation of the

Mill Reconfiguration. Miller shall use reasonable efforts to minimize the costs covered by Section 19.

20. Title to Equipment and Fixtures. Title to any equipment or other trade
    -------------------------------
fixtures which are installed in the Mill in connection with the Mill Reconfiguration shall belong solely to NWP. NWP shall have no right to use any equipment or other trade fixtures as collateral or to grant any security interest in, lien on or otherwise encumber any equipment or trade fixtures. Title to the equipment and other trade fixtures installed in the Mill in connection with the Mill Reconfiguration shall pass to Miller [Confidential Treatment Requested by New World Pasta]. However, prior to the earlier of [Confidential Treatment Requested by New World Pasta].

21. Integration. This Agreement amends and restates the Existing Mill Agreement
    -----------
in its entirety and represents the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

WITNESS                       MILLER MILLING COMPANY



                              By:
                                 ------------------------------------
                              Name:
                                   ----------------------------------
                              Title:
                                    ---------------------------------


WITNESS                       NEW WORLD PASTA COMPANY



                              By:
                                 -----------------------------------
                              Name:
                                   ---------------------------------
                              Title:
                                    --------------------------------

                                 ACKNOWLEDGMENT

         Miller Milling Company Limited Partnership, a Minnesota limited partnership, is executing this Mill Agreement solely to indicate its agreement to be bound by the Right of First Refusal provisions contained in Section 10.



                              MILLER MILLING COMPANY LIMITED
                              PARTNERSHIP

                              By Miller Milling Company,
                              Its General Partner


                              By:
                                 -----------------------------------
                              Name:
                                   ---------------------------------
                              Title:
                                    --------------------------------